AGREEMENT
This Agreement (the “Amendment”), dated as of September 8, 2023 (the “Effective Date”), is made and entered into by and among MarketWise, Inc., a Delaware corporation (the “Company”); F. Porter Stansberry and Stokes Holding, LLC (collectively the “Investors” and each individually, an “Investor”). The Company and the Investors are each herein referred to as a “party” and collectively, the “parties”.
1.    Board Composition.
(a)    The Board will take all necessary action to appoint F. Porter Stansberry as a new Class III director of the Company. Such appointment shall also be conditioned upon Mr. Stansberry’s satisfactory completion of the Company’s director questionnaire.
(b)    The Parties agree to take all steps within their power to provide that the number of directors shall currently be fixed at ten (10).
2.    Standstill. The Investors agree as follows:
(a)    Not to bring any claim, litigation or other legal proceeding pertaining or related in any way to the Books and Records Inspection Demand submitted by F. Porter Stansberry on March 21, 2023. In addition, during the period that Mr. Stansberry is a director, the Investors agree not to bring any claim, litigation or other legal proceeding pertaining or related in any way to (i) the claims related to Mr. Stansberry’s name, image and likeness asserted in his letter dated March 27, 2023 and (ii) any litigation or proceeding commenced by the Investor prior to the Effective Date. The restrictions in this Section 2(a) shall not apply to any investigation or litigation initiated by the Company or its board of directors, in which instance each director of the Company will act so as to facilitate any such investigation or litigation.
(b)    Prior to December 31, 2023, each Investor will not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly of any shares of Class A Common Stock or Class B Common Stock or securities convertible, exchangeable or exercisable into, Class A Common Stock or Class B Common Stock of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Class A Common Stock or Class B Common Stock of the Company or securities convertible, exchangeable or exercisable into, Class A Common Stock or Class B Common Stock of the Company. In the event that Mr. Stansberry ceases to serve as a director of the Company prior to December 31, 2023, the restrictions of this Section 2(b) shall cease to apply to the Investors.
(c)    In the event that Mr. Stansberry is a director of the Company as of the date of the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) (and at any action taken by consent of shareholders prior to the completion of the 2024 Annual Meeting), including at any adjournment or postponement thereof, each of the Investors agrees to (i) appear at the 2024 Annual Meeting or otherwise cause all shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) beneficially owned by each Investor and their respective Affiliates to be counted as present for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each

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Investor and their respective Affiliates on the Company’s proxy card or voting instruction form (a) in favor of each of Michael Palmer, Glenn Tongue, Matthew Smith and F. Porter Stansberry and (b) against any nominees to serve on the Board that have not been recommended by the Board as provided herein and (iii) not execute any proxy card or voting instruction form other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Each of the Investors agrees that in the event of any breach of the foregoing voting obligation by any of the Investors or its Affiliates, each Investor shall automatically and without further action irrevocably appoint and constitute the Chief Executive Officer of the Company (the “Proxyholder”) as such Investor’s sole and exclusive attorney and proxy, with the full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to all shares of the Company’s capital stock at any time and from time to time owned by such Investor beneficially or of record; provided that the Proxyholder shall vote all such shares in accordance with the recommendation of the Board; provided further, that such proxy shall terminate immediately following completion of the 2024 Annual Meeting, including any postponement or adjournment thereof.

(d)    Any terms contrary to the foregoing contained in that certain Settlement Agreement dated April 28, 2023, are hereby superseded.
[Signature Page Follows]

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IN WITNESS WHEREOF the parties have duly executed and delivered this Amendment as of the date first above written.

MARKETWISE, INC.

By:/s/Amber Mason
Name: Amber Mason
Title: Chief Executive Officer

[Signature Page to Amendment to Settlement Agreement]

STOKES HOLDING, LLC

By: /s/ Frank Porter Stansberry
Name:    Frank Porter Stansberry
Title:

/s/ Frank Porter Stansberry
Frank Porter Stansberry

[Signature Page to Amendment to Settlement Agreement]